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                                                                  Exhibit (j)(1)

                          INDEPENDENT AUDITORS' CONSENT




To the Shareholders and Board of Trustees of High Yield Bond Trust:

We consent to the incorporation by reference, in this Prospectus and Statement of Additional Information, of our report dated February 9, 2001, on the statement of assets and liabilities for the High Yield Bond Trust (the "Fund") as of December 31, 2000 and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the four-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-30D, which is incorporated by reference with the Statement of Additional Information.

We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information.



                                   /s/ KPMG LLP


New York, New York
April 17, 2001